Exhibit 23.1


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    	As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on our reports dated January 19, 1999, included in the McMoRan Exploration Co. Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.



New Orleans, Louisiana
January 21, 2000